UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On February 19, 2024, pursuant to the bylaws of SunPower Corporation (the “Company”) and the Amended and Restated Affiliation Agreement, dated as of February 14, 2024 (the “Affiliation Agreement”), by and between the Company and Sol Holding, LLC, a Delaware limited liability company (“Sol Holding”), the Company’s Board of Directors (the “Board”) voted to increase the size of the Board from 9 to 11 members, and to appoint Thomas H. Werner and Emmanuel Barrois (collectively, the “New Directors”) to serve as members of the Board, subject to and effective upon their satisfaction of the Company’s director nomination and onboarding procedures.

The New Directors do not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Werner has been appointed to his position. Mr. Barrois has been appointed to his position pursuant to the terms of the Affiliation Agreement. In addition, there have been no transactions directly or indirectly involving the New Directors that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Appointment of Thomas H. Werner as Executive Chairman

On February 19, 2024, the Board appointed Thomas H. Werner to the Board to serve as Executive Chairman. In connection with his appointment, Mr. Werner entered into an offer letter with the Company effective as of February 19, 2024 (the “Werner Offer Letter”).

Mr. Werner, 64, previously served as the Company’s chief executive officer from June 2010 to April 2021, as a member of the Board from June 2003 and as chairman of the Board from May 2011 to November 2021. From 2001 to 2003, before joining the Company, he held the position of chief executive officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner served as vice president and general manager of the Business Connectivity Group of 3Com Corp., a network solutions company. He also held a number of executive management positions at Oak Industries, Inc. and General Electric Co. Mr. Werner currently serves as chair of the board of directors of Wolfspeed, Inc., a power semi-conductor manufacturer, and the Silicon Valley Leadership Group, a non-profit for businesses that operate in Silicon Valley. He is also on the board of trustees of Marquette University. Mr. Werner has been a member of the board of directors of Wolfspeed since March 2006 and served as a member of the board of directors of Silver Spring Networks, a provider of smart grid applications, from March 2009 to January 2018. Mr. Werner holds a bachelor’s degree in industrial engineering from the University of Wisconsin–Madison, a bachelor’s degree in electrical engineering from Marquette University, and a master’s degree in business administration from George Washington University.

As Mr. Werner is an executive officer of the Company, he is not independent under the corporate governance requirements of Nasdaq. Mr. Werner will serve as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2025.

Pursuant to the Werner Offer Letter, the Company will pay Mr. Werner an annualized base salary of $180,000. In addition, Mr. Werner will receive upon his start date one-time awards of (i) 250,000 performance-based restricted stock units (the “Sign-On PSUs”) under the SunPower Corporation 2015 Omnibus Incentive Plan (“OIP”) that will vest subject to his continued employment through January 2, 2025, and the Company’s achievement of certain other conditions described in the Werner Offer Letter and (ii) restricted stock units under the OIP with a grant date value of $300,000 that will be immediately vested as of the date of grant (the “Annual RSUs”). The Sign-On PSUs and Annual RSUs will be subject to, and governed by, the terms and conditions of the OIP, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (“SEC”) on June 25, 2015.

Mr. Werner’s employment is at will, meaning that either he or the Company may terminate his employment at any time and for any reason. Mr. Werner will enter into the Company’s standard confidentiality agreement and the Company’s standard indemnification agreement, a form of which was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K on February 19, 2016.

The description of the Werner Offer Letter is qualified in its entirety by the terms of the Werner Offer Letter, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Appointment of Emmanuel Barrois as Director

On February 19, 2024, in accordance with the Affiliation Agreement, Sol Holding designated Emmanuel Barrois, 41, to serve as a director of the Board. The Board approved Mr. Barrois’ appointment to the Board on February 19, 2024. He will serve in this capacity as a Class III director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2026.

Mr. Barrois currently serves as the Head of Renewables Portfolio Management at TotalEnergies SE (“TotalEnergies”), a position to which he was appointed in September of 2022. He has been with TotalEnergies for over 17 years, serving in various roles. Most recently, he served as Senior Vice President of Geosciences & Development from September of 2016 to August of 2019 and Manager of Long Term Plan Organization, Analysis and Presentation from September of 2019 to January of 2023. Mr. Barrois served as a member of the board of directors of Sunzil, a solar solutions company, from October of 2022 to October of 2023, and currently serves as a member of the board of directors of Clearway Energy, Inc., a renewable energy semiconductor manufacturing company, and Clearway Energy Group, a renewable energy company, both since December of 2022. Mr. Barrois holds an industrial engineering degree from Ecole des Ponts ParisTech, a petroleum engineering degree from IFP School and a master’s degree in science from Colorado School of Mines.

Mr. Barrois will enter into the Company’s standard confidentiality and indemnification agreements.

Item 7.01	Regulation FD.

On February 20, 2024, the Company issued a press release announcing matters described in Item 5.02 hereof. A copy of the press release is attached hereto and filed as Exhibit 99.1 and incorporated by reference herein.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of February 19, 2024 by and between SunPower Corporation and Thomas H. Werner.
99.1	Press Release, dated February 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 20, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer